HEMT                        Home Equity Mortgage Trust

HEMT HOME EQUITY MORTGAGE TRUST 2006-3

Free Writing Prospectus [5/23/06]

HEMT Series 2006-3
[$391,600,100]

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

U.S. Bank National Association
Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-130884. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Mortgage Pass-Through Certificates, Series 2006-3

Pricing Information

Offered Certificates (1):

Class	Approximate Certificate Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch/DBRS)
A-1	[233,000,000]	Senior/Fixed	[ ]%	0.90	AAA/Aaa/AAA/AAA
A-2	[38,000,000]	Senior/Fixed	[ ]%	2.18	AAA/Aaa/AAA/AAA
A-3	[20,000,000]	Senior/Adj	LIBOR+[ ]%	2.61	AAA/Aaa/AAA/AAA
A-R (4)	[100]	Senior/Residual	Net Funds Cap	N/A	AAA/---/---/---
M-1	[17,000,000]	Mezzanine/Adj.	LIBOR+[ ]%	3.48	AA+/Aa1/AA+/AA (high)
M-2	[13,800,000]	Mezzanine/Adj.	LIBOR+[ ]%	5.40	AA/Aa1/AA+/AA (high)
M-3	[13,800,000]	Mezzanine/Adj.	LIBOR+[ ]%	5.21	AA-/Aa2/AA-/AA
M-4	[8,600,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.76	A+/Aa3/AA-/AA (low)
M-5	[7,600,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.54	A/A1/A+/A (high)
M-6	[7,800,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.38	A-/A2/A/A
M-7	[7,000,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.27	BBB+/A3/A-/A (low)
M-8	[7,000,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.18	BBB/Baa1/BBB+/BBB (high)
M-9	[6,600,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.12	BBB-/Baa2/BBB/BBB
M-10	[5,400,000]	Mezzanine/Adj.	LIBOR+[ ]%	4.07	NR/Baa3/BBB/BBB
B-1	[6,000,000]	Subordinate/Adj.	LIBOR+[ ]%	4.02	BB+/Ba1/BBB-/BBB (low)
Total	[391,600,100]

Non-Offered Certificates (1):

Class	Approximate Certificate Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch/DBRS)
B-2	[5,200,000]	Subordinate/Adj.	LIBOR+[ ]%	3.99	BB/Ba2/BB+/BB (high)
X-1	[0]	Subordinate	Variable	N/A	N/A
X-2	[0]	Charged Off Loans	0.00%	N/A	N/A
X-S	[0]	Excess Servicing	Variable	N/A	N/A
P (3)	[100]	Senior	Net Funds Cap	N/A	AAA/---/---/---

(1)
The collateral ramp assumes 15% CPR increasing by approximately [1.818%] to 35% CPR in month 12 and remains at 35% CPR thereafter. Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.

(2)	Coupons on the Offered Certificates and the B-2 Certificates are capped by the applicable Net Funds Cap as described below.
(3)	Receives the prepayment penalties collected on the mortgage loans.
(4)	Non-economic residual with the tax liabilities of the REMIC.

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Servicers:	Wilshire Credit Corporation (approximately 46.96%), Ocwen Loan Servicing, LLC (approximately 45.85%) and Select Portfolio Servicing, Inc. (approximately 7.18%).

Special Servicer:	Select Portfolio Servicing, Inc.

Trustee:	U.S. Bank National Association

Swap Provider:	Credit Suisse International [‘Aa3’/’P-1’ Moody’s; ‘A+’/’A-1’ S&P; ‘AA-‘/’F-1+’ Fitch]

Credit Risk Manager:	Clayton Fixed Income Services, Inc.

Cut-off Date:	June 1, 2006 for the initial mortgage loans.
Deal Settlement:	On or about June 30, 2006.
Investor Settlement:	On or about June 30, 2006.
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in July 2006.
Accrual Periods:
With regard to the Offered Certificates (other than the Class A-R Certificates) and the Class B-2 Certificates, the period commencing on the immediately preceding distribution date (in the case of the first distribution date, the closing date) and ending on the day immediately preceding the related distribution date. For the Class A-R Certificates, the calendar month preceding the month of that distribution date. Interest will accrue on the Offered Certificates (other than the Class A-1, Class A-2 and Class A-R Certificates) and the Class B-2 Certificates on the basis of a 360-day year and the actual number of days in the related accrual period. Interest will accrue on the Class A-1, Class A-2 and Class A-R Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days with respect to the Offered Certificates (other than the Class A-R Certificates) and the Class B-2 Certificates and 24 days with respect to the Class A-R Certificates.
Pricing Prepayment Speed:
100% of the prepayment assumption (the “PPC”) describes prepayments starting at 15% CPR in month 1, increasing by approximately [1.818%] CPR per month to 35% CPR in month 12, and remaining at 35% CPR thereafter.

Prefunding Amount:	[TBD]
Offered Certificates:	The Class A-1, Class A-2, Class A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class B-1 Certificates.
ERISA Eligibility:
It is expected that the Offered Certificates (other than the Class A-R Certificates) will be ERISA eligible after the termination of the Supplemental Interest Trust that holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Offered Certificates (other than the Class A-R Certificates) if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

SMMEA Treatment:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.

Optional Termination:	10% optional clean-up call and 5% mandatory auction.
Maximum Pool Balance:	The aggregate of the initial principal balance of the mortgage loans plus the Prefunding Amount.
Coupon Step-up:
If the optional clean-up call is not exercised, the pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class A-3 Certificates and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1 and Class B-2 Certificates. If the optional clean-up call is not exercised, the pass-through rate on the Class A-1 Certificates and Class A-2 Certificates will increase by 50 basis points.

Net Funds Cap:
For any distribution date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans, minus (2) the sum of (i) the servicing fee, (ii) the trustee fee, (iii) the credit risk manager fee, (iv) any Net Swap Payment owed to the Swap Provider and (v) any Swap Termination Payment owed to the Swap Provider and (b) the denominator of which is the product of (i) the aggregate collateral balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) and (ii) (x) in the case of Class A-1, Class A-2 and Class A-R Certificates, 1/12 and (y) in the case of the other Offered Certificates and the Class B-2 Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

Principal and Interest Advancing:	Each servicer will be obligated to make cash advances with respect to delinquent payments of principal and interest on the related mortgage loans to the extent deemed recoverable.
Accrued Certificate Interest:	For each class of certificates, on any distribution date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Principal Balance.
Interest Carry Forward Amount:
For each class of certificates, on any distribution date, shall equal the sum of (i) the excess of (x) the Accrued Certificate Interest for such class with respect to the immediately preceding distribution date and any unpaid Interest Carry Forward Amount from the immediately preceding distribution date over (y) the amount actually distributed to such class with respect to interest on such immediately preceding distribution date, and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Remittance Amount:
For any distribution date, will equal (A) the sum of (i) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related collection period, the interest portion of Payaheads previously received and intended for application in the related collection period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers or the trustee with respect to such mortgage loans, to the extent allocable to interest, (ii) all Compensating Interest paid by the servicers with respect to such mortgage loans and the related distribution date, (iii) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (iv) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related collection period, to the extent allocable to interest and (v) any amounts withdrawn from the capitalized interest account to pay interest on the certificates for such distribution date minus (vi) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider.

Principal Remittance Amount:

For any distribution date will be equal to (A) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related collection period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on the mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that distribution date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (v) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related collection period, to the extent allocable to principal, (vi) amounts withdrawn from the Swap Account to cover Realized Losses on the mortgage loans incurred during the related collection period and (vii) regarding the September 2006 distribution date, the amount remaining in the Prefunding Account at the end of the Prefunding Period minus (B) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the Interest Remittance Amount for such distribution date and to the extent remaining upaid from any prior distribution dates.

Excess Cashflow Loss Payment: Overcollateralization Release Amount:
An amount equal to the lesser of (i) excess cashflow for such distribution date and (ii) the aggregate realized losses on the mortgage loans incurred during the related collection period, to the extent not covered by amounts received under the Swap Agreement, such amount to be added to the Principal Payment Amount.

For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the Principal Remittance Amount, (b) the Excess Cashflow Loss Payment for such date and (c) any amount received under the Swap Agreement to cover (x) realized losses on the mortgage loans incurred during the related collection period and (y) unpaid realized loss amounts, is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (ii) the Targeted Overcollateralization Amount for such date.

Principal Payment Amount:	For any distribution date will be equal to the Principal Remittance Amount plus any Excess Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.
Swap Agreement:
On the closing date, the Supplemental Interest Trust Trustee will enter into a Swap Agreement (calculation of the notional amount is described on page [10]). Under the Swap Agreement and on each Swap Payment Date, (i) the Supplemental Interest Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.65]% per annum (30/360 accrual) of the notional amount for the related period and (ii) the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (a) one-month LIBOR (as determined under the Swap Agreement) (actual/360 accrual) and (b) the notional amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). The “Swap Payment Date” with respect to each distribution date is the business day immediately preceding the 25th day of the related month, beginning in July 2006, to and including the termination date.

Generally, the Net Swap Payment will be deposited into a Swap Account by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement and as described on page [11].

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to certificateholders.

Credit Enhancement:	1. Excess cashflow. 2. Net Swap Payments received from the Swap Provider (if any).
3. Overcollateralization.
4. Subordination (see table below).

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
A(3)	27.25%	31.90%	63.80%
M-1	23.00%	27.65%	55.30%
M-2	19.55%	24.20%	48.40%
M-3	16.10%	20.75%	41.50%
M-4	13.95%	18.60%	37.20%
M-5	12.05%	16.70%	33.40%
M-6	10.10%	14.75%	29.50%
M-7	8.35%	13.00%	26.00%
M-8	6.60%	11.25%	22.50%
M-9	4.95%	9.60%	19.20%
M-10	3.60%	8.25%	16.50%
B-1	2.10%	6.75%	13.50%
B-2	0.80%	5.45%	10.90%

(1) Prior to stepdown date, based on Maximum Pool Balance.
(2) On or after stepdown date, based on current pool balance.
(3) Class A includes the Class A-1, Class A-2, Class A-3 and Class A-R Certificates.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is initially [5.45]% of the Maximum Pool Balance.
2. On and after the Stepdown Date, the required overcollateralization amount is [10.90]% of the outstanding pool balance (subject to a Trigger Event).

3.  The required overcollateralization amount is subject to a floor of [0.50]% of the Maximum Pool Balance.
4.  On and after the Stepdown Date, if a Trigger Event is in effect, the required overcollateralization amount is the same as the prior period’s required Overcollateralization Amount.

Senior Enhancement Percentage:

With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1 and Class B-2 Certificates and (ii) the overcollateralization amount, in each case after giving effect to payments on such distribution date, by (y) the aggregate pool balance for such distribution date.

Stepdown Date:
The later to occur of (i) the distribution date in July 2009 and (ii) the first distribution date on which the Senior Enhancement Percentage (before giving effect to payments on the certificates on such distribution date) is greater than or equal to [63.80] %.

Trigger Event:
A Trigger Event will be in effect for any distribution date if (a) the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months equals or exceeds [14.11]% of the Senior Enhancement Percentage for such distribution date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Maximum Pool Balance for that distribution date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS

Distribution Date	Percentage of Maximum Pool Balance
July 2006 - June 2009	N/A
July 2009 - June 2010	[4.30%] for the first month, plus an additional 1/12th of [2.40%] for each month thereafter.
July 2010 - June 2011	[6.70%] for the first month, plus an additional 1/12th of [1.90%] for each month thereafter.
July 2011 - June 2012	[8.60%] for the first month, plus an additional 1/12th of [0.95%] for each month thereafter.
July 2012 and thereafter	[9.55%]

Registration:	The Offered Certificates other than the Class A-R Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Distributions to Certificateholders:
I.	The Interest Remittance Amount will be distributed on each distribution date as follows:
1. to the Class X-S Certificates, the aggregate excess servicing fee for such distribution date;
2. Concurrently to the Class A-R, Class A-1, Class A-2, Class A-3 and Class P Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such classes, pro rata;
3. to the Class M-1 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
4. to the Class M-2 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
5. to the Class M-3 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
6. to the Class M-4 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
7. to the Class M-5 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
8. to the Class M-6 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
9. to the Class M-7 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
10. to the Class M-8 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
11. to the Class M-9 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
12. to the Class M-10 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
13. to the Class B-1 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
14. to the Class B-2 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class; and
15. for application as part of Monthly Excess Cashflow for such distribution date.

II.	Collections of principal before the Stepdown Date, or during a Trigger Event, will be allocated in the following priority:
1. on the distribution date in September 2011 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.

2.  to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero, and then sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero.

3. to the Class M-1 Certificates until the Class Principal Balance of such class has been reduced to zero;
4. to the Class M-2 Certificates until the Class Principal Balance of such class has been reduced to zero;
5. to the Class M-3 Certificates until the Class Principal Balance of such class has been reduced to zero;
6. to the Class M-4 Certificates until the Class Principal Balance of such class has been reduced to zero;

7.  to the Class M-5 Certificates until the Class Principal Balance of such class has been reduced to zero;
8.  to the Class M-6 Certificates until the Class Principal Balance of such class has been reduced to zero;
9.  to the Class M-7 Certificates until the Class Principal Balance of such class has been reduced to zero;
10.  to the Class M-8 Certificates until the Class Principal Balance of such class has been reduced to zero;
11.  to the Class M-9 Certificates until the Class Principal Balance of such class has been reduced to zero;
12.  to the Class M-10 Certificates until the Class Principal Balance of such class has been reduced to zero;
13.  to the Class B-1 Certificates until the Class Principal Balance of such class has been reduced to zero;
14.  to the Class B-2 Certificates until the Class Principal Balance of such class has been reduced to zero; and

15. for application as part of Monthly Excess Cashflow for such distribution date.

III.	Collections of principal on and after the Stepdown Date and assuming no Trigger Event is in effect will be allocated in the following priority:
1. commencing on the distribution date in September 2011 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.

2.  distributed sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero, in each case, in accordance with the Target Credit Enhancement percentage for the Class A Certificates;

3. to the Class M-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

4.  to the Class M-2 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;
5.  to the Class M-3 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;
6.  to the Class M-4 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

7. to the Class M-5 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;
8. to the Class M-6 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;
9. to the Class M-7 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;
10. to the Class M-8 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;
11. to the Class M-9 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero;

12.  to the Class M-10 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-10 Certificates, until the Class Principal Balance of such class has been reduced to zero;

13. to the Class B-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class B-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

14.  to the Class B-2 Certificates, in accordance with the Target Credit Enhancement percentage for the Class B-2 Certificates, until the Class Principal Balance of such class has been reduced to zero; and
15.  for application as part of Monthly Excess Cashflow for such distribution date.

IV.	Any amount distributed pursuant to clause (15) in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.  an amount equal to the aggregate realized losses on the mortgage loans incurred during the related collection period, such amount to be added to the Principal Payment Amount and distributed as set forth above in clauses II and III.
2.  for the first distribution date, 100% of the Monthly Excess Cashflow available under this clause 2 will be released to the Class X-1 Certificates.

3.  a) Prior to the Stepdown Date or if a Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause II above; or
  b) On or after the Stepdown Date, provided no Trigger Event is in effect, until the required overcollateralization amount is reached,  according to clause III above;

4. to the Class M-1 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;

5.  to the Class M-2 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
6.  to the Class M-3 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
7.  to the Class M-4 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
8.  to the Class M-5 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
9.  to the Class M-6 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
10.  to the Class M-7 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;

11. to the Class M-8 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
12. to the Class M-9 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
13. to the Class M-10 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
14. to the Class B-1 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;
15. to the Class B-2 Certificates, any unpaid realized loss amounts for such class, to the extent not paid from amounts on deposit in the Swap Account;

16.  to the Class A-1, ClassA-2 and Class A-3 Certificates, pro rata based on amounts due, any applicable basis risk shortfall for each such class, to the extent not paid from amounts on deposit in the Swap Account;

17. to the Class M-1 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
18. to the Class M-2 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
19. to the Class M-3 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

20.  to the Class M-4 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
21.  to the Class M-5 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
22.  to the Class M-6 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
23.  to the Class M-7 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
24.  to the Class M-8 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

25. to the Class M-9 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
26. to the Class M-10 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
27. to the Class B-1 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

28.  to the Class B-2 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
29.  to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

30.  to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
31.  to the Class A-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class A-R Certificates under this clause (31).

Additional Information:
Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.hemt.static-pool.com.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown on the following page. The Swap Agreement notional amount is determined for each Swap Payment Date as follows:

1)
if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) and Class B-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) and Class B-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) and (ii) the aggregate Class Principal Balance of the Class A-1 Certificates and Class A-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date).

2)
if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) and Class B-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) is less than or equal to the Lower Bound, the Swap Agreement notional amount will be the difference between (i) the Lower Bound and (ii) the aggregate Class Principal Balance of the Class A-1 Certificates and Class A-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date).

3)
if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) and Class B-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) is greater than or equal to the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the Upper Bound and (ii) the aggregate Class Principal Balance of the Class A-1 Certificates and Class A-2 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date).

Under the Swap Agreement, the Supplemental Interest Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.65%] (per annum) (30/360 accrual) of the Swap Agreement notional amount for the related period and the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (i) One-Month LIBOR (as determined pursuant to the Swap Agreement) and (ii) the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Period	Payment Date	Lower Bound	Upper Bound	Fixed Payer Rate
1	25-Jul-06	392,000,000	392,000,000	5.65%
2	25-Aug-06	374,320,000	384,200,000	5.65%
3	25-Sep-06	356,200,000	376,000,000	5.65%
4	25-Oct-06	337,560,000	367,400,000	5.65%
5	25-Nov-06	318,480,000	358,400,000	5.65%
6	25-Dec-06	299,040,000	349,040,000	5.65%
7	25-Jan-07	279,320,000	339,320,000	5.65%
8	25-Feb-07	259,400,000	329,240,000	5.65%
9	25-Mar-07	239,360,000	318,920,000	5.65%
10	25-Apr-07	220,840,000	308,840,000	5.65%
11	25-May-07	203,640,000	299,040,000	5.65%
12	25-Jun-07	187,720,000	289,520,000	5.65%
13	25-Jul-07	173,000,000	280,280,000	5.65%
14	25-Aug-07	159,320,000	271,280,000	5.65%
15	25-Sep-07	146,720,000	262,520,000	5.65%
16	25-Oct-07	135,000,000	254,000,000	5.65%
17	25-Nov-07	124,160,000	245,720,000	5.65%
18	25-Dec-07	114,160,000	237,680,000	5.65%
19	25-Jan-08	104,880,000	229,880,000	5.65%
20	25-Feb-08	96,280,000	222,280,000	5.65%
21	25-Mar-08	88,320,000	214,920,000	5.65%
22	25-Apr-08	81,000,000	207,760,000	5.65%
23	25-May-08	74,200,000	200,800,000	5.65%
24	25-Jun-08	67,880,000	194,080,000	5.65%
25	25-Jul-08	62,080,000	187,520,000	5.65%
26	25-Aug-08	56,720,000	181,160,000	5.65%
27	25-Sep-08	51,760,000	175,000,000	5.65%
28	25-Oct-08	47,160,000	169,000,000	5.65%
29	25-Nov-08	42,920,000	163,200,000	5.65%
30	25-Dec-08	39,000,000	157,560,000	5.65%
31	25-Jan-09	35,360,000	152,120,000	5.65%
32	25-Feb-09	32,000,000	146,840,000	5.65%
33	25-Mar-09	-	141,720,000	5.65%
34	25-Apr-09	-	136,760,000	5.65%
35	25-May-09	-	131,960,000	5.65%
36	25-Jun-09	-	127,360,000	5.65%
37	25-Jul-09	-	122,880,000	5.65%
38	25-Aug-09	-	118,520,000	5.65%
39	25-Sep-09	-	114,360,000	5.65%
40	25-Oct-09	-	110,280,000	5.65%
41	25-Nov-09	-	106,400,000	5.65%
42	25-Dec-09	-	102,600,000	5.65%

Swap Payments: Swap Provider Downgrade Provisions: Replacement of a Swap Agreement following Termination:

Funds payable under the Swap Agreement (i.e., Swap Payment from either the Supplemental Interest Trust or the Swap Provider) will be deposited into the Swap Account.

Funds payable under the Swap Agreement in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the certificates (as described herein under “Distributions to Certificateholders” (page 7)) on each Swap Payment Date in the following order of priority:

1.  To the Swap Provider, any Net Swap Payment owed for such distribution date; and
2.  To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds payable under the Swap Agreement in the Swap Account that are payable to the Supplemental Interest Trust will be distributed on each distribution date in the following order of priority:

1.  To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such distribution date;
2.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1 and Class B-2 Certificates, in that order, any unpaid realized loss amounts, with interest therein at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such distribution date; and
3.  To pay sequentially, (i) the Class A-1, Class A-2 and Class A-3 Certificates, on a pro-rata basis, and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1 and Class B-2 Certificates, in that order, any applicable basis risk shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such distribution date.

Any amounts paid under the Swap Agreement to the Supplemental Interest Trust not used to cover realized losses on the mortgage loans, to pay unpaid realized loss amounts or related basis risk shortfalls will remain on deposit in the Swap Account and will be available on future distribution dates to make the payments described in 1. through 3. above. On the distribution date on which the aggregate principal balance of the Offered Certificates and the Class B-2 Certificates is reduced to zero, any amounts remaining in the Swap Account will be distributed to the Class X-1 Certificates.

If the Swap Provider's ratings fall:

• below a short-term credit rating of “A-1” by Standard & Poor's; or
• below a short-term credit rating of “P-1” and long-term credit rating of “A-1” by Moody's;

The Swap Provider is required, at it’s cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the certificates will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:

• furnishing a guarantee from a guarantor rated greater than or equal to “A+” by Standard & Poor's and “Aa3” by Moody's;
• post collateral according to the terms of the Swap Agreement; or
• replacing the Swap Provider with a party that has a rating greater than or equal to “A+”  by Standard & Poor's and “A-1” and “P-1” by Moody's.

If the credit ratings of the Swap Provider are downgraded to a rating level below “BBB-“ by Standard & Poor’s, “A-3” or “P-2” by Moody’s or “A” or “F-1” by Fitch, then the Swap Provider must, in a manner satisfactory to the Rating Agencies in order to confirm that the ratings on the certificates will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the pooling and servicing agreement.

Bond Summary (Assumes no losses, 1-month LIBOR at 5.178% and the business day convention is ignored).

To Call:	Class A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.76	1.18	0.90	0.61	0.45
	First Pay	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Pay	Mar-11	Feb-09	May-08	Sep-07	May-07

	Class A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	6.92	3.97	2.18	1.37	0.97
	First Pay	Mar-11	Feb-09	May-08	Sep-07	May-07
	Last Pay	Jun-16	Dec-12	Dec-08	Dec-07	Jul-07

	Class A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	11.27	7.41	2.61	1.62	1.13
	First Pay	Jun-16	Dec-12	Dec-08	Dec-07	Jul-07
	Last Pay	Dec-17	Jan-14	Apr-09	Mar-08	Sep-07

	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.43	3.48	1.80	1.26
	First Pay	Feb-10	Jul-10	Apr-09	Mar-08	Sep-07
	Last Pay	Dec-17	Jan-14	Nov-11	May-08	Oct-07

	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.26	5.40	1.98	1.37
	First Pay	Feb-10	Mar-10	Nov-11	May-08	Oct-07
	Last Pay	Dec-17	Jan-14	Nov-11	Jul-08	Nov-07

	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.18	5.21	2.17	1.49
	First Pay	Feb-10	Jan-10	Mar-11	Jul-08	Nov-07
	Last Pay	Dec-17	Jan-14	Nov-11	Sep-08	Jan-08

	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.14	4.76	2.35	1.60
	First Pay	Feb-10	Dec-09	Oct-10	Sep-08	Jan-08
	Last Pay	Dec-17	Jan-14	Nov-11	Nov-08	Feb-08

	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.11	4.54	2.49	1.69
	First Pay	Feb-10	Nov-09	Jul-10	Nov-08	Feb-08
	Last Pay	Dec-17	Jan-14	Nov-11	Jan-09	Mar-08

	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.09	4.38	2.65	1.79
	First Pay	Feb-10	Oct-09	May-10	Jan-09	Mar-08
	Last Pay	Dec-17	Jan-14	Nov-11	Mar-09	Apr-08

	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.08	4.27	2.81	1.90
	First Pay	Feb-10	Oct-09	Mar-10	Mar-09	Apr-08
	Last Pay	Dec-17	Jan-14	Nov-11	May-09	Jun-08

	Class M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.06	4.18	3.05	2.02
	First Pay	Feb-10	Sep-09	Jan-10	May-09	Jun-08
	Last Pay	Dec-17	Jan-14	Nov-11	Sep-09	Jul-08

	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.06	4.12	3.24	2.07
	First Pay	Feb-10	Sep-09	Dec-09	Sep-09	Jul-08
	Last Pay	Dec-17	Jan-14	Nov-11	Sep-09	Jul-08

	Class M-10	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.05	4.07	3.24	2.07
	First Pay	Feb-10	Aug-09	Nov-09	Sep-09	Jul-08
	Last Pay	Dec-17	Jan-14	Nov-11	Sep-09	Jul-08

	Class B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.58	5.04	4.02	3.24	2.07
	First Pay	Feb-10	Aug-09	Oct-09	Sep-09	Jul-08
	Last Pay	Dec-17	Jan-14	Nov-11	Sep-09	Jul-08

To Maturity:	Class A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.76	1.18	0.90	0.61	0.45
	First Pay	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Pay	Mar-11	Feb-09	May-08	Sep-07	May-07

	Class A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	6.92	3.97	2.18	1.37	0.97
	First Pay	Mar-11	Feb-09	May-08	Sep-07	May-07
	Last Pay	Jun-16	Dec-12	Dec-08	Dec-07	Jul-07

	Class A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	13.91	9.50	2.61	1.62	1.13
	First Pay	Jun-16	Dec-12	Dec-08	Dec-07	Jul-07
	Last Pay	Jul-25	Mar-23	Apr-09	Mar-08	Sep-07

	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.31	5.99	4.64	1.80	1.26
	First Pay	Feb-10	Jul-10	Apr-09	Mar-08	Sep-07
	Last Pay	Jul-25	Nov-21	Aug-18	May-08	Oct-07

	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.31	5.82	7.11	1.98	1.37
	First Pay	Feb-10	Mar-10	Mar-12	May-08	Oct-07
	Last Pay	Jul-25	Jun-21	Apr-17	Jul-08	Nov-07

	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.31	5.73	5.65	2.17	1.49
	First Pay	Feb-10	Jan-10	Mar-11	Jul-08	Nov-07
	Last Pay	Jul-25	Jan-21	Jan-17	Sep-08	Jan-08

	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.30	5.67	5.16	2.35	1.60
	First Pay	Feb-10	Dec-09	Oct-10	Sep-08	Jan-08
	Last Pay	Apr-25	Jul-20	Sep-16	Nov-08	Feb-08

	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.30	5.64	4.93	2.49	1.69
	First Pay	Feb-10	Nov-09	Jul-10	Nov-08	Feb-08
	Last Pay	Feb-25	Mar-20	Jun-16	Jan-09	Mar-08

	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.61	4.77	2.65	1.79
	First Pay	Feb-10	Oct-09	May-10	Jan-09	Mar-08
	Last Pay	Dec-24	Nov-19	Mar-16	Mar-09	Apr-08

	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.59	4.65	2.81	1.90
	First Pay	Feb-10	Oct-09	Mar-10	Mar-09	Apr-08
	Last Pay	Nov-24	Jul-19	Nov-15	May-09	Jun-08

	Class M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.27	5.55	4.55	4.14	2.02
	First Pay	Feb-10	Sep-09	Jan-10	May-09	Jun-08
	Last Pay	Sep-24	Feb-19	Aug-15	Sep-13	Jul-08

	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.25	5.53	4.46	5.51	2.14
	First Pay	Feb-10	Sep-09	Dec-09	Jun-11	Jul-08
	Last Pay	Feb-24	Sep-18	Apr-15	Sep-12	Sep-08

	Class M-10	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.24	5.49	4.40	4.67	2.28
	First Pay	Feb-10	Aug-09	Nov-09	Nov-10	Sep-08
	Last Pay	Sep-23	Mar-18	Dec-14	Jul-11	Oct-08

	Class B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.19	5.45	4.33	4.20	2.43
	First Pay	Feb-10	Aug-09	Oct-09	Jun-10	Oct-08
	Last Pay	May-23	Sep-17	Aug-14	Apr-11	Dec-08

Net Funds Cap  (Assumes no losses, adjusted for Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.178%, 100% PPC, business day convention ignored, Act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	12.42%	41	10.02%	81	11.10%
2	10.02%	42	10.36%	82	10.02%
3	10.02%	43	10.02%	83	10.36%
4	10.35%	44	10.02%	84	10.02%
5	10.02%	45	11.10%	85	10.36%
6	10.35%	46	10.02%	86	10.02%
7	10.02%	47	10.36%	87	10.02%
8	10.02%	48	10.02%	88	10.36%
9	11.09%	49	10.36%	89	10.02%
10	10.02%	50	10.02%	90	10.36%
11	10.36%	51	10.02%	91	10.02%
12	10.02%	52	10.36%	92	10.02%
13	10.36%	53	10.02%	93	11.10%
14	10.02%	54	10.36%	94	10.02%
15	10.02%	55	10.02%	95	10.36%
16	10.36%	56	10.02%	96	10.02%
17	10.02%	57	11.10%	97	10.36%
18	10.36%	58	10.02%	98	10.02%
19	10.02%	59	10.36%	99	10.02%
20	10.02%	60	10.02%	100	10.36%
21	10.71%	61	10.36%	101	10.02%
22	10.02%	62	10.02%	102	10.36%
23	10.36%	63	10.02%	103	10.02%
24	10.02%	64	10.36%	104	10.02%
25	10.36%	65	10.02%	105	11.10%
26	10.02%	66	10.36%	106	10.02%
27	10.02%	67	10.02%	107	10.36%
28	10.36%	68	10.02%	108	10.02%
29	10.02%	69	10.71%	109	10.36%
30	10.36%	70	10.02%	110	10.02%
31	10.02%	71	10.36%	111	10.02%
32	10.02%	72	10.02%	112	10.36%
33	11.09%	73	10.36%	113	10.02%
34	10.02%	74	10.02%	114	10.36%
35	10.36%	75	10.02%	115	10.02%
36	10.02%	76	10.36%	116	10.02%
37	10.36%	77	10.02%	117	10.71%
38	10.02%	78	10.36%	118	10.02%
39	10.02%	79	10.02%	119	10.36%
40	10.36%	80	10.02%	120	10.02%

Excess Spread (Assumes no losses, no basis risk shortfall payments, approximated forward 1-month LIBOR as shown below,
100% PPC, business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	5.178%	5.48%	41	5.379%	4.46%	81	5.730%	4.81%
2	5.262%	4.49%	42	5.387%	4.55%	82	5.740%	4.22%
3	5.343%	4.50%	43	5.393%	4.64%	83	5.722%	4.42%
4	5.290%	4.53%	44	5.398%	4.67%	84	5.608%	4.34%
5	5.323%	4.53%	45	5.401%	5.23%	85	5.612%	4.52%
6	5.339%	4.56%	46	5.408%	4.69%	86	5.618%	4.33%
7	5.316%	4.57%	47	5.412%	4.88%	87	5.622%	4.32%
8	5.329%	4.58%	48	5.420%	4.69%	88	5.626%	4.55%
9	5.328%	4.63%	49	5.432%	4.87%	89	5.639%	4.40%
10	5.275%	4.62%	50	5.437%	4.69%	90	5.729%	4.55%
11	5.274%	4.64%	51	5.446%	4.68%	91	5.735%	4.41%
12	5.270%	4.65%	52	5.456%	4.85%	92	5.742%	4.45%
13	5.246%	4.68%	53	5.462%	4.67%	93	5.747%	5.06%
14	5.244%	4.69%	54	5.478%	4.84%	94	5.754%	4.54%
15	5.238%	4.71%	55	5.497%	4.63%	95	5.746%	4.79%
16	5.235%	4.74%	56	5.501%	4.63%	96	5.668%	4.73%
17	5.231%	4.75%	57	5.503%	5.18%	97	5.672%	4.97%
18	5.231%	4.78%	58	5.505%	4.63%	98	5.677%	4.84%
19	5.241%	4.76%	59	5.510%	4.81%	99	5.681%	4.90%
20	5.239%	4.76%	60	5.514%	4.62%	100	5.686%	5.12%
21	5.239%	4.80%	61	5.512%	4.81%	101	5.700%	4.99%
22	5.252%	4.76%	62	5.518%	4.62%	102	5.791%	5.15%
23	5.252%	4.78%	63	5.524%	4.61%	103	5.796%	5.03%
24	5.255%	4.76%	64	5.529%	4.79%	104	5.802%	5.09%
25	5.265%	4.78%	65	5.541%	4.60%	105	5.806%	5.66%
26	5.266%	4.77%	66	5.607%	4.52%	106	5.815%	5.21%
27	5.271%	4.77%	67	5.615%	4.32%	107	5.803%	5.45%
28	5.286%	4.79%	68	5.622%	4.32%	108	5.723%	5.42%
29	5.287%	4.77%	69	5.628%	4.70%	109	5.728%	5.64%
30	5.299%	4.80%	70	5.637%	4.31%	110	5.732%	5.55%
31	5.317%	4.79%	71	5.637%	4.50%	111	5.736%	5.61%
32	5.320%	4.80%	72	5.581%	4.36%	112	5.741%	5.83%
33	5.323%	4.89%	73	5.587%	4.54%	113	5.752%	5.75%
34	5.332%	4.83%	74	5.594%	4.35%	114	5.817%	5.93%
35	5.335%	4.87%	75	5.599%	4.34%	115	5.821%	5.85%
36	5.340%	4.86%	76	5.604%	4.53%	116	5.826%	5.93%
37	5.347%	4.90%	77	5.619%	4.32%	117	5.833%	6.29%
38	5.350%	4.67%	78	5.708%	4.43%	118	5.838%	6.09%
39	5.359%	4.46%	79	5.717%	4.24%	119	5.833%	6.31%
40	5.375%	4.39%	80	5.724%	4.23%	120	5.706%	6.35%

Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every distribution date, no stepdown, 6 month lag, and 100% servicer advances.

Class	Breakeven CDR	Collateral Cum Loss	WAL
M-1	16.6%	31.05%	6.30
M-2	14.4%	27.80%	6.91
M-3	12.3%	24.50%	7.14
M-4	11.1%	22.52%	8.17
M-5	10.1%	20.81%	8.92
M-6	9.0%	18.86%	8.88
M-7	8.0%	17.04%	8.98
M-8	7.1%	15.35%	9.40
M-9	6.2%	13.60%	9.59
M-10	5.5%	12.21%	10.25
B-1	4.7%	10.57%	9.97

 Statistical Collateral Summary - Total Pool

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 6/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

Total Number of Loans	6,213
Total Outstanding Loan Balance	$ 361,702,482.29	Min	Max
Average Balance	$ 58,217.04	$ 8,646.89	$ 231,009.30
Weighted Average Combined LTV	$ 97.36	$ 10.00	$ 100.00
Weighted Average Coupon	10.88%	6.00%	14.99%
Weighted Average FICO (Non-Zero)	683
Weighted Average Age (Months)	4
% Prepayment Penalties	24.93
% Balloons	70.80%
% Second Liens	99.99%

Scheduled Balance	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
0.01 - 25,000.00	875	$16,389,985.70	4.53	5	681	93.95	11.07	69.55
25,000.01 - 50,000.00	2,244	$84,200,592.04	23.28	4	677	97.16	10.97	88.97
50,000.01 - 75,000.00	1,475	$90,878,646.66	25.13	4	681	97.65	10.92	95.03
75,000.01 - 100,000.00	888	$77,166,338.01	21.33	4	684	97.83	10.87	96.47
100,000.01 - 125,000.00	424	$47,302,471.90	13.08	4	688	98.47	10.68	97.91
125,000.01 - 150,000.00	215	$29,733,268.37	8.22	4	689	97.48	10.68	99.57
150,000.01 - 175,000.00	57	$9,167,996.39	2.53	4	685	96.98	10.94	98.33
175,000.01 - 200,000.00	29	$5,545,696.33	1.53	4	706	91.61	11.10	82.08
200,000.01 - 225,000.00	4	$855,828.57	0.24	3	658	89.65	10.40	100.00
225,000.01 - 250,000.00	2	$461,658.32	0.13	4	685	87.49	9.50	100.00
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

FICO	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
551 - 575	4	$109,682.23	0.03	16	566	71.92	10.98	100.00
576 - 600	36	$1,649,505.04	0.46	6	590	95.43	11.61	100.00
601 - 625	405	$20,354,895.62	5.63	5	619	98.28	11.51	99.62
626 - 650	1,176	$63,939,480.51	17.68	5	639	97.43	11.40	98.16
651 - 675	1,502	$84,249,082.95	23.29	4	664	96.62	11.10	96.37
676 - 700	1,273	$81,684,002.06	22.58	4	688	97.90	10.74	94.22
701 - 725	856	$54,950,032.34	15.19	4	712	97.60	10.30	90.41
726 - 750	486	$29,162,755.41	8.06	4	736	97.94	10.54	86.25
751 - 775	330	$18,583,714.69	5.14	4	762	96.64	10.47	79.96
776 - 800	120	$5,684,625.48	1.57	4	785	96.58	10.14	74.18
801 - 825	25	$1,334,705.96	0.37	3	808	88.89	9.52	79.01
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Remaining Term	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
61 - 120	4	$188,237.45	0.05	8	703	80.11	7.67	100.00
121 - 180	4,262	$252,376,800.30	69.77	4	688	96.94	10.76	92.17
181 - 240	392	$18,173,419.21	5.02	4	657	98.34	10.78	98.71
241 - 300	1	$18,933.24	0.01	3	732	84.81	7.75	100.00
301 - 360	1,554	$90,945,092.09	25.14	5	672	98.36	11.23	95.83
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Property Type	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
2-4 Family	503	$37,508,933.98	10.37	3	696	95.65	11.41	86.52
Condo	738	$37,696,703.56	10.42	4	689	97.68	10.92	88.31
Co-op	2	$42,046.09	0.01	2	682	97.10	12.50	100.00
Manufactured Housing	4	$58,243.77	0.02	47	737	82.21	10.96	100.00
PUD	1,201	$72,172,470.93	19.95	4	683	97.70	10.83	92.72
Single Family Residence	3,731	$212,877,157.30	58.85	4	679	97.49	10.79	95.84
Town House	34	$1,346,926.66	0.37	3	699	97.52	11.40	84.79
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Occupancy Status	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Investment	544	$18,450,344.68	5.10	3	716	91.02	12.40	-
Primary	5,537	$337,921,290.96	93.43	4	680	97.77	10.79	100.00
Secondary	132	$5,330,846.65	1.47	4	713	93.08	11.33	-
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Purpose	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Purchase	4,777	$281,555,027.80	77.84	4	687	98.44	11.01	92.49
Refinance - Cash Out	1,240	$70,885,882.98	19.60	4	667	93.71	10.48	97.22
Refinance - Rate/Term	196	$9,261,571.51	2.56	5	681	92.54	9.93	92.78
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Combined LTV	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
<= 50.00	18	$1,142,996.45	0.32	4	709	32.15	9.63	94.37
50.01 - 60.00	7	$533,903.58	0.15	4	646	55.90	9.86	90.64
60.01 - 70.00	27	$1,650,681.88	0.46	5	667	67.01	10.11	82.56
70.01 - 80.00	72	$5,013,110.35	1.39	4	675	78.01	9.63	78.49
80.01 - 90.00	865	$36,687,617.68	10.14	4	685	89.17	10.45	72.48
90.01 - 95.00	1,016	$52,005,984.17	14.38	4	690	94.75	10.89	78.51
95.01 - 100.00	4,208	$264,668,188.18	73.17	4	681	99.93	10.97	99.61
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

State	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Alabama	24	$797,920.89	0.22	4	673	98.65	11.58	79.04
Alaska	9	$508,413.00	0.14	4	688	99.06	10.63	100.00
Arizona	405	$18,673,845.02	5.16	4	683	97.46	11.30	89.85
Arkansas	5	$122,286.86	0.03	4	657	98.72	11.53	74.37
California	1,238	$108,854,274.35	30.09	4	684	97.85	10.55	98.67
Colorado	161	$6,901,037.95	1.91	5	684	96.34	10.71	84.92
Connecticut	59	$3,153,449.00	0.87	4	675	95.06	10.94	87.54
Delaware	17	$758,548.88	0.21	3	695	96.17	11.01	98.35
District of Columbia	12	$907,285.75	0.25	3	674	96.46	10.98	96.00
Florida	713	$35,662,635.85	9.86	4	677	97.14	11.21	85.66
Georgia	198	$6,832,200.37	1.89	6	671	97.23	10.94	88.38
Hawaii	24	$2,107,851.59	0.58	5	687	98.00	10.77	93.95
Idaho	27	$1,209,760.40	0.33	4	696	96.95	10.13	85.51
Illinois	234	$10,067,150.75	2.78	4	675	98.25	11.01	92.82
Indiana	30	$946,271.63	0.26	6	659	99.24	11.16	89.12
Iowa	6	$192,783.26	0.05	4	697	99.05	11.62	90.47
Kansas	18	$467,675.06	0.13	5	660	97.88	10.96	87.47
Kentucky	27	$837,510.55	0.23	5	647	98.67	10.74	100.00
Louisiana	22	$566,249.10	0.16	6	700	97.22	10.89	71.62
Maine	8	$303,830.59	0.08	4	649	99.24	12.04	92.44
Maryland	207	$12,669,027.71	3.50	4	670	98.54	11.45	96.94
Massachusetts	66	$4,153,519.36	1.15	4	684	96.70	11.14	96.32
Michigan	101	$3,485,745.81	0.96	4	666	94.37	10.71	92.83
Minnesota	99	$4,558,329.49	1.26	4	679	97.50	10.19	96.87
Mississippi	3	$103,971.25	0.03	8	643	100.00	11.97	100.00
Missouri	57	$1,858,293.69	0.51	5	667	97.66	11.12	95.34
Montana	2	$133,344.56	0.04	4	670	86.53	9.93	100.00
Nebraska	14	$398,759.74	0.11	4	665	98.34	11.93	87.79
Nevada	411	$23,657,021.69	6.54	4	690	97.60	11.01	90.77
New Hampshire	10	$581,933.49	0.16	5	671	98.59	9.95	100.00
New Jersey	370	$23,238,930.18	6.42	3	691	96.38	11.39	90.57
New Mexico	25	$920,543.45	0.25	5	677	97.28	11.12	83.01
New York	319	$27,517,592.67	7.61	4	691	95.62	10.84	95.10
North Carolina	60	$2,114,496.46	0.58	4	675	96.12	10.68	89.85
North Dakota	5	$179,361.79	0.05	2	697	97.64	9.89	100.00
Ohio	66	$2,176,629.09	0.60	5	660	94.40	10.66	96.28
Oklahoma	39	$1,133,569.88	0.31	4	667	98.16	11.04	91.70
Oregon	92	$4,492,892.24	1.24	4	688	97.16	10.24	87.42
Pennsylvania	102	$3,667,542.38	1.01	4	686	95.66	11.07	91.26
Rhode Island	18	$896,789.30	0.25	3	681	93.21	10.82	100.00
South Carolina	63	$2,080,774.42	0.58	3	689	94.37	11.36	72.64
South Dakota	2	$47,754.29	0.01	3	630	92.88	12.34	28.84
Tennessee	32	$1,123,923.71	0.31	5	677	97.91	9.40	93.95
Texas	235	$8,003,220.20	2.21	5	694	98.03	9.96	84.90
Utah	133	$5,451,826.73	1.51	5	676	98.28	10.78	93.27
Vermont	1	$36,229.73	0.01	3	639	95.00	12.13	100.00
Virginia	234	$16,680,207.17	4.61	4	682	98.61	11.49	97.21
Washington	140	$8,078,869.06	2.23	4	685	98.46	10.45	95.97
West Virginia	3	$145,899.66	0.04	3	705	97.96	10.60	100.00
Wisconsin	60	$1,943,389.24	0.54	4	670	97.82	11.10	92.55
Wyoming	7	$301,113.00	0.08	5	654	96.82	10.83	82.17
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Documentation Type	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Full/Alt	1,659	$81,015,023.55	22.40	5	668	98.10	10.19	96.00
NINA	193	$9,253,843.11	2.56	4	722	92.98	11.86	90.01
Reduced	3,640	$224,273,480.82	62.00	4	685	97.54	11.10	92.60
Stated/Stated	721	$47,160,134.81	13.04	5	688	96.10	10.82	93.60
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Current Rate	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
5.501 - 6.000	1	$26,636.69	0.01	10	602	100.00	6.00	100.00
6.001 - 6.500	1	$28,817.20	0.01	14	734	94.97	6.50	100.00
6.501 - 7.000	6	$392,576.90	0.11	7	751	74.46	6.96	100.00
7.001 - 7.500	26	$1,230,624.96	0.34	6	722	91.45	7.36	100.00
7.501 - 8.000	77	$4,245,889.12	1.17	5	722	95.32	7.88	99.36
8.001 - 8.500	181	$9,164,436.48	2.53	5	705	93.42	8.35	97.97
8.501 - 9.000	360	$21,841,667.89	6.04	5	701	94.76	8.86	96.55
9.001 - 9.500	466	$32,150,460.26	8.89	4	704	96.57	9.32	99.08
9.501 - 10.000	739	$45,460,887.37	12.57	4	690	96.94	9.85	98.04
10.001 - 10.500	674	$38,667,236.37	10.69	4	688	97.53	10.33	96.96
10.501 - 11.000	794	$46,188,318.39	12.77	4	677	97.75	10.83	95.66
11.001 - 11.500	832	$47,828,215.49	13.22	4	672	98.34	11.33	94.10
11.501 - 12.000	784	$44,251,186.74	12.23	4	673	98.51	11.82	92.73
12.001 - 12.500	414	$24,549,937.17	6.79	4	665	98.35	12.32	92.02
12.501 - 13.000	355	$20,510,124.21	5.67	4	665	98.35	12.79	89.34
13.001 - 13.500	189	$10,531,220.89	2.91	3	674	97.38	13.33	79.03
13.501 - 14.000	313	$14,615,168.93	4.04	3	687	96.96	13.75	58.54
14.501 - 15.000	1	$19,077.23	0.01	4	654	100.00	14.99	100.00
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Interest Only	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Yes	69	$5,971,738.92	1.65	4	712	96.79	9.62	99.30
No	6,144	$355,730,743.37	98.35	4	682	97.37	10.90	93.33
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Interest Only Period (Months)	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
N/A	6,144	$355,730,743.37	98.35	4	682	97.37	10.90	93.33
60	8	$859,455.67	0.24	5	686	94.28	10.05	100.00
120	61	$5,112,283.25	1.41	3	716	97.22	9.55	99.19
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Prepay Penalty Period (Months)	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
N/A	4,650	$271,521,239.82	75.07	4	684	97.27	10.87	92.78
6	72	$3,312,925.23	0.92	3	685	96.69	12.17	82.47
12	236	$19,049,944.53	5.27	4	694	96.74	10.31	97.37
24	548	$30,104,238.03	8.32	5	672	98.97	11.00	97.45
36	667	$35,866,714.51	9.92	4	676	96.96	11.02	93.54
60	40	$1,847,420.17	0.51	7	669	98.94	10.00	100.00
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Lien Position	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
1	2	$47,019.62	0.01	7	668	12.45	8.82	69.00
2	6,211	$361,655,462.67	99.99	4	683	97.37	10.88	93.43
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Balloon	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Balloon	4,374	$256,071,750.17	70.80	4	686	97.11	10.78	92.41
Non-Balloon	1,839	$105,630,732.12	29.20	5	674	97.96	11.12	95.87
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Servicer Table	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Ocwen Loan Servicing, LLC	2,755	$165,852,214.15	45.85	5	676	98.30	10.52	98.36
Select Portfolio Servicing, Inc	519	$25,984,646.96	7.18	3	674	98.55	11.14	94.63
Wilshire Credit Corp	2,939	$169,865,621.18	46.96	3	691	96.26	11.18	88.42
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Age (By Month)	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
1-3	2,534	$144,574,222.49	39.97	3	693	96.42	11.08	88.53
4-6	3,041	$186,139,287.62	51.46	5	677	98.00	10.81	96.88
7-9	499	$25,588,139.33	7.07	8	668	98.05	10.28	95.97
10-12	113	$4,452,852.91	1.23	10	663	98.01	10.52	95.45
13 >=	26	$947,979.94	0.26	19	678	93.27	10.74	83.79
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43

Product(Amortization/Maturity)	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
7/7	1	$48,652.19	0.01	9	734	98.09	7.63	100.00
10/10	3	$139,585.26	0.04	8	692	73.85	7.69	100.00
15/15	165	$9,521,954.24	2.63	4	699	95.23	10.10	96.08
20/20	119	$5,264,505.93	1.46	5	666	96.79	10.94	96.40
25/25	1	$18,933.24	0.01	3	732	84.81	7.75	100.00
30/15	4,097	$242,854,846.06	67.14	4	688	97.01	10.78	92.02
30/20	273	$12,908,913.28	3.57	4	654	98.98	10.72	99.65
30/30	1,554	$90,945,092.09	25.14	5	672	98.36	11.23	95.83
Total:	6,213	$361,702,482.29	100.00	4	683	97.36	10.88	93.43